UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Beginning on January 12, 2009, representatives of ev3 Inc. (“ev3”) intend to make presentations at investor conferences and in other forums, which presentations may include the information contained in Exhibit 99.1 attached to this current report on Form 8-K. ev3 is furnishing the information contained in Exhibit 99.1 pursuant to Regulation FD. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. ev3 expects to disclose this information, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during 2009.
The information contained in Exhibit 99.1 is summary information that is intended to be considered in the context of ev3’s Securities and Exchange Commission (“SEC”) filings and other public announcements that ev3 may make, by press release or otherwise, from time to time. ev3 undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. By filing this report and furnishing this information, ev3 makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
99.1	Information Which May Be Disclosed by ev3 Inc. in Investor Presentations (furnished herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2009	ev3 Inc.

	By: Name:	/s/ Kevin M. Klemz Kevin M. Klemz
	Title:	Senior Vice President, Secretary
and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Information Which May Be Disclosed by ev3 Inc. in Investor Presentations (furnished herewith)	Furnished herewith